NINTH AMENDMENT TO CREDIT AGREEMENT

     MARTIN YALE INDUSTRIES, INC., an Indiana corporation, (the "Account Party"), ESCALADE, INCORPORATED, an Indiana corporation (the "Guarantor"), and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION, a national banking association (the "Bank"), being parties to that certain Credit Agreement dated June 4, 1990 (as amended, the "Agreement"), hereby agree to further amend the Agreement by this Ninth Amendment to Credit Agreement (this "Ninth Amendment"), on the terms and subject to the conditions set forth as follows:

     1.   DEFINITIONS.

          a. Terms used in this Ninth Amendment with their initial letter capitalized which are not defined herein shall have the meanings ascribed to them in the Agreement.

          b. Section 1.gg of the Agreement is amended and restated in its entirety, so that hereafter it will read as follows:

          gg. Applicable Margin. "Applicable Margin" means that number of percentage points taken into account in determining the commission payable with respect to the Letter of Credit, pursuant to Section 2.b of the Agreement. Initially, from the date of the Ninth Amendment and until May 1, 1997, the Applicable Margin shall be three-eighths percent (3/8%), which shall be payable on the date of execution of this Ninth Amendment. Thereafter, the Applicable Margin shall be determined by reference to the "Guarantor's Leverage Ratio" (as that term is defined in the Guarantor's Credit Agreement), in accordance with the following table:



            Leverage Ratio                 Applicable Margin
            --------------                 -----------------

        Greater than or equal to            1.50
               3.00:1.0



        Less than or equal to
         2.99:1.0, but greater
         than or equal to
         2.50:1.0                            1.375





        Less than or equal to 2.49:1.0,
         but greater than or equal
         to 2.0:1.0                          1.25





        Less than or equal to 1.99:1.0
         but greater than or equal
         to 1.50:1.0                         1.125





        Less than 1.50:1.0                   1.00


     On and after May 1, 1997, the Applicable Margin shall be determined on the basis of the financial statements of the Guarantor for each fiscal year furnished to the Bank pursuant to the requirements of
     Section 5.b(i) with effect on each May 1 immediately preceding or immediately following the Bank's receipt of such statements. On the first day of the month which follows the Bank's receipt of such financial statements, the amount of Commission which was previously paid by the Account Party (if such financial statements are received after May 1) on account of the Letter of Credit shall be adjusted from the last "Commission Due Date" (as that term is defined in Section 2.b) which occurred prior to the first date of such month and until the next "Commission Due Date" which follows the first day of such month based on the Applicable Margin determined from such financial statements, except that no adjustment will be made for amounts paid or changes occurring prior to May 1, 1997. Any overpayment of Commission for the remainder of such period shall be promptly refunded by the Bank to the Account Party, and any deficiency shall then be due and payable by the Account Party to the Bank. If such financial statements are received prior to May 1 of each year, the adjustment will occur on the Commission Due Date. For the avoidance of doubt, it is noted that the provisions set forth in this definition are not intended to and shall not be construed as authorizing any violation by the Guarantor or the Account Party of any provision of Section 5.g or of the making of any commitment on the part of the Bank to waive any violation by the Guarantor or the Account Party of any provision of Section 5.g, notwithstanding the fact that this definition includes provisions for an Applicable Margin which would violate the Guarantor's maximum Leverage Ratio permitted by Section 5.g.

          c. The following new subsection is added to Section 1 of the Agreement, reading as follows:

          pp. Ninth Amendment. "Ninth Amendment" means that agreement entitled "Ninth Amendment to Credit Agreement" dated as of September 19, 1996, entered into among the Account Party, the Guarantor and the Bank for the purpose of amending this Agreement.

     2. REPRESENTATIONS AND WARRANTIES. In order to induce the Bank to enter into this Ninth Amendment, the Companies each represent and warrant to the Bank that:

     a. The execution and delivery of this Ninth Amendment, the execution and delivery of all of the other documents executed in connection herewith, and the performance by the Companies of their respective obligations under this Ninth Amendment and all of the documents executed by the Companies in connection herewith are within the corporate powers of the Companies, have been duly authorized by all necessary corporate action, have received any required governmental or regulatory agency approvals and do not and will not contravene or conflict with any provision of law or of the articles of incorporation or bylaws of either of the Companies or of any agreement binding upon either Company or any of either Company's properties;

     b. This Ninth Amendment and all of the documents executed by the Companies in connection herewith are the legal, valid and binding obligations of the Companies, enforceable against the Companies in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws enacted for the relief of debtors generally and other similar laws affecting the enforcement of creditors' rights generally or by equitable principles which may affect the availability of specific performance and other equitable remedies;

     c. The representations and warranties contained in Section 3 of the Agreement are true and correct as of the date hereof, except that (a) the representations and warranties in Section 3.a of the Agreement shall be deemed to refer to the Account Party as an Indiana corporation, and (b) the representations contained in Section 3(d) of the Agreement shall be deemed to refer to the latest financial statements furnished to the Bank by Martin Yale Industries, Inc., an Indiana corporation; and

     d. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date of this Ninth Amendment.

     3. CONDITIONS PRECEDENT. This Ninth Amendment shall become effective upon the Bank's receipt of the following, contemporaneously with the execution and delivery of this Ninth Amendment, each duly executed, dated and in form and substance satisfactory to the Bank:

     a.   This Ninth Amendment.

     b. The Guarantor's Amendment to Credit Agreement between Escalade, Inc., and the Bank, and such other documents as are required thereunder.

     c. A certified copy of a Resolution of the Board of Directors of the Company authorizing the execution, delivery and performance, respectively, of this Ninth Amendment and the other Credit Documents provided for in this Ninth Amendment to which the Company is a party.

     d. A certificate of the Secretary of the Company certifying the names of the officer or officers authorized to sign this Ninth Amendment and the other Credit Documents provided for in this Ninth Amendment to which the Company is a party, together with a sample of the true signature of each such officer.

     e. A copy of the file-marked Articles of Incorporation of the Company, and a copy of the By-Laws of the Company, certified as complete and correct by the Secretary of the Company, or a Certificate of No Change to such documents.

     f.   Such other documents as the Bank may reasonably request.

     4. PRIOR AGREEMENTS. The Agreement, as amended by this Ninth Amendment, supersedes all previous agreements and commitments made or issued by the Bank, related to all of the subjects of the Agreement, as amended by this Ninth Amendment, and any oral or written proposals or commitments made or issued by the Bank.

     5. REAFFIRMATION. Except as expressly amended by this Ninth Amendment, all of the terms and conditions of the Agreement and each of the Credit Documents remain in full force and effect.

     Executed on September 19, 1996.


                              MARTIN YALE INDUSTRIES, INC.


                              By:___________________________________


                                 ___________________________________
                                        (Printed name and title)

                              By:__________________________________

                                 __________________________________
                                   (Printed name and title)


                              ESCALADE, INCORPORATED

                              By:___________________________________


                                 ___________________________________
                                        (Printed name and title)


                              BANK ONE, INDIANAPOLIS
                                 NATIONAL ASSOCIATION

                              By:___________________________________
                              D. Kelly Queisser, Vice President
                                 And Senior Relationship Manager

SS-81320-2